EXHIBIT 10.4

                                    EXHIBIT A

                                ESCROW AGREEMENT

         ESCROW AGREEMENT (this "Agreement"), dated as of July 6, 2004, by and between Newport International Group, Inc., a Delaware corporation with its principal place of business at 73061 El Pasco Suite 202, Palm Desert, California 92260 (the "Target Company"); Gottbetter & Partners, LLP with its principal place of business at 488 Madison Avenue, New York, NY 10022 (the "Escrow Agent"): and Langley Park Investments Plc, a corporation organized under the laws of England and Wales with its offices at 30 Farringdon Street, London EC4A 4HJ ("Langley").

                                    RECITALS

                  A. Simultaneously with the execution, of this Agreement, Langley and the Target Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of the date hereof and incorporated herein by reference, pursuant to which the Target Company has agreed to issue and Langley has agreed that the Langley Consideration Shares shall he deposited into escrow pursuant to this Agreement, including fifty percent (50%) of the Langley Consideration Shares to be deposited into escrow as Downside Price Protection (the "Langley Escrow Shares").

                  B. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the purchase of the shares of Consideration Stock.

                  C. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement.

         NOW, THEREFORE, IT IS AGREED:

                  1. DEPOSIT INTO ESCROW. At Closing, the Target Company shall
(i) deposit the Langley Consideration Shares with the Escrow Agent, (ii) deliver blank stock powers (the "Stock Powers") for the Langley Escrow Shares to the Escrow Agent and (iii) deposit the Consideration Stock with the Escrow Agent. The Escrow Agent shall hold the Langley Consideration Shares, the Consideration Stock and the Stock Powers in escrow when delivered.

                  2. TERMS OF ESCROW. (a) If the Market Value of the Common Stock two years after Closing is less than the Closing Price, the Target Company shall sell to Langley the number of Langley Escrow Shares (the "Langley Protection Shares") equal to (a) the Langley Consideration Shares multiplied by
(b) the Percentage Decrease, at a purchase price of 1p per Langley Consideration Share (the "Escrow Purchase Price"). The "Percentage Decrease" shall be equal to 1 - Market Value/the Closing Price. "Market Value" shall be the average of the ten (10) closing bid prices per share of the Common Stock during the ten (10) trading days immediately preceding the two year anniversary of the Closing.

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         Within three (3) Business Days of the two year anniversary of the
Closing, Langley shall (i) send a notice ("Sale Notice") to the Target Company and the Escrow Agent of the Langley Protection Shares to be sold by the Target Company to Langley, if any, and (ii) deposit the Escrow Purchase Price with the Escrow Agent, if necessary. Within fourteen (14) Business Days of the Target Company's and the Escrow Agent's receipt of the Sale Notice and Escrow Agent's receipt of the Escrow Purchase Price, the Escrow Agent is authorized and directed (i) to pay the Escrow Purchase Price to the Target Company, if any,
(ii) to deliver the Langley Protection Shares, if any, and the Stock Powers to Langley, (iii) to deliver the remaining Langley Escrow Shares, if any, to the Target Company, and (iv) to deliver the Stock Powers to the Target Company if the total number of Langley Protection Shares is zero.

                  (b) If at any time before September 30, 2001, the Langley Consideration Shares are admitted for trading on the London. Stock Exchange plc (the "London Exchange"), the Escrow Agent is authorized and directed to distribute, within fourteen (14) Business Days of such admittance, 0) the Consideration Stock to Langley and (ii) fifty percent (50%) of the Langley Consideration Shares to the Target Company.. If the Langley Consideration Shares are not admitted for trading on the London Exchange by September 30, 2004, the Escrow Agent is authorized and directed to distribute, no later than October 5, 2004, (i) the Consideration Stock to the Target Company and (ii) the Langley Consideration Shares to Langley.

         3. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

                  (a) The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other. The Escrow Agent's duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder:

                  (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice of such counsel;

                  (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which Langley and the Target Company arc panics, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Langley and the Target Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed jointly by Langley and the Target Company and agreed to in writing by the Escrow Agent:

                  (d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions. claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any

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action other than keeping safely the Consideration (as defined below) or taking certain action until the Escrow Agent is directed otherwise in writing jointly by Langley and the Target Company or by a final judgment of a court of competent jurisdiction;

                  (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form. execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement;

                  (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration;

                  (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the Securities (to the extent delivered to the Escrow Agent pursuant hereto, the "Consideration"), it may do so by delivering the same to another Person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by Langley and the Target Company; provided, however, that such successor Escrow Agent must be resident in the United States. If no such escrow agent is selected within three (3) days after the Escrow Agent gives notice to Langley and the Target Company of the Escrow Agent's desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent jurisdiction situate in the state and county of New York. The fee of any court officer shall be borne by the Target Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and each of the Target Company and Langley shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder. including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below;

                  (h) This Agreement shall not create any fiduciary duty on then Escrow Agent's part to Langley or the Target Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Purchase Agreement or Debenture; provided, however, that in the event of such dispute. the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the state of New York or of the United States located in the county and state of New York, deposit the Consideration with such court;

                  (i) The parties acknowledge and agree that the Escrow Agent is counsel to Langley. The parties agree to, and agree not to object to, the Escrow Agent's engagement as Escrow Agent hereunder;

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                  (j) Upon the full performance of this Agreement, the Escrow
Agent shall be deemed released and discharged of any further obligations hereunder.

         4. INDEMNIFICATION.

                  (a) Langley hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Target Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

                  (b) The Target Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amount paid in settlement) resulting from claims asserted by Lanky against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

                  (c) Langley and the Target Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agents arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Purchase Agreement and the Securities. including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its performance as Escrow Agent hereunder;

                  (d) In the event of any legal action or proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the legal fees of the prevailing party or parties and the legal fees, if any, of the Escrow Agent.

         5. Miscellaneous.

                  (a) All notices, including Notices of Conversion and Notices of Exercise, objections, requests, demands and other communications sent to any party hereunder shall be deemed duly given if (x) in writing and sent by facsimile transmission to the Person for whom intended if addressed to such Person at its facsimile number set forth below or such other facsimile number as such Person may designate by notice given pursuant to the terms of this Section 5 and (y) the sender has confirmation of transmission:

                  (i) If to the Target Company: Newport International Group, Inc
                                                73061 EL Pasco Suite 202
                                                Palm Desert, California 92260
                                                Attn: President and CEO

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                                                Tel: (760) 779-0251
                                                Fax: (760) 674-0016

                  (ii) If to Langley:           Langley Park Investments PLC
                                                30 Farringdon Street
                                                London EC4A 4HJ
                                                Attn: Harry Pearl
                                                Tel: 44.207.569.0044
                                                Fax: 44.207.724.0090

                  (iii) If to the Escrow Agent: Gottbetter & Partners, LLP
                                                488 Madison Ave.
                                                New York, New York 10022
                                                Attn: Adam S. Gottbetter, Esq.
                                                Tel: (212) 400-6900
                                                Fax: (212) 400-6901

                  (b) This Agreement has been prepared, negotiated and delivered in the state of New York and shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws.

                  (c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the sane agreement end shall become effective when counterparts have been sighed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  (d) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         6. TERMINATION OF ESCROW. The term of this Escrow Agreement shall begin upon the date hereof and shall continue until terminated upon the earlier to occur of (i) the Langley Escrow Shares are fully distributed or (ii) the written agreement of the parties to terminate this Agreement. Upon, the termination of this Escrow Agreement pursuant to subsection (ii), the Escrow Agent shall distribute any of the Langley Escrow Shares then held by it pursuant to the terms of the written agreement of the parties.




                            [SIGNATURE PAGE FOLLOWS]




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.



                                        The Target Company;

                                        Newport International Group, Inc.

                                        By: /s/ Cery Perl
                                            -------------
                                        Name: Cery Perl
                                        Title: CEO



                                        Langley:

                                        Dungarvon Associates, Inc. on behalf of
                                        Langley Park Investments Plc.

                                        By: /s/ Daniel J. Kinger
                                            --------------------
                                        Name: Daniel J. Kinger
                                        Title: Director



                                        Escrow Agent:

                                        Gottbetter & Partners, LLP

                                        By: /s/ Adam S. Gottbetter
                                            ----------------------
                                        Name: Adam S. Gottbetter
                                        Title: Managing Partner


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